QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 26, 2008, with respect to the consolidated financial statements, schedule and internal control over financial reporting contained in the Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement on Form S-4 (File Number 333-151166) of Key Energy Services, Inc. and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Houston, Texas
August 18, 2008

QuickLinks

  EXHIBIT 23.1